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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 8, 2008

                             IOWA TELECOMMUNICATIONS
                                 SERVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                      Iowa
                 (State or Other Jurisdiction of Incorporation)

     Iowa                       001-32354                   42-1490040
(State or Other                (Commission               (I.R.S. Employer
 Jurisdiction                  File Number)             Identification No.)
of Incorporation)

     403 W. Fourth Street North
           Newton, Iowa                                        50208
       (Address of Principal                                (Zip Code)
         Executive Offices)

       Registrant's telephone number, including area code: (641) 787-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 7 -- Regulation FD


Item 7.01 -- Regulation FD Disclosure.


         Iowa Telecommunications Services, Inc. (the "Company") intends to request an amendment to its Amended and Restated Credit Agreement, dated as of November 23, 2004 (as amended from time to time, the "Credit Agreement"), among the Company, the lenders party thereto and Rural Telephone Finance Cooperative, as administrative agent. The proposed amendment will permit the Company greater flexibility to acquire companies which have non-wholly owned subsidiaries, by, among other things, not requiring acquired non-wholly owned subsidiaries to guarantee the loans under the Credit Agreement. The proposed amendment will also permit the Company to assume or acquire up to $20 million of existing indebtedness of acquired entities. The proposed amendment will modify the Company's excess cash flow prepayment obligations with respect to uses of the revolving credit facility for permitted acquisitions. The Company anticipates paying an amendment fee to those lenders under the Credit Agreement who consent to the proposed amendment.

         The proposed amendment to the Credit Agreement remains subject in all respects to the negotiation and execution of definitive documentation to effectuate such amendment and there can be no assurance that such an amendment will be entered into or that the terms thereof will be consistent with those identified above.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 8, 2008             Iowa Telecommunications Services, Inc.

                                 By:    /s/ Craig A. Knock
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                                        Craig A. Knock
                                        Vice President, Chief Financial Officer
                                        and Treasurer




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